PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is entered into as of September 1, 1997 to be effective as of September 1, 1997, by and between American Rivers Oil Company (AROC), a Wyoming corporation, and Karlton Terry Oil Company (KTOC), a Colorado corporation.

                                    RECITALS

WHEREAS, AROC desires to purchase KTOC's interest in the Smith Mills North field, and:

WHEREAS, KTOC desires to sell its interest in Smith Mills North field in order to reduce its debt to AROC.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

                                    AGREEMENT

     1. AROC is acquinng all of KTOC's right, title! and interest, an undivided 17.50% Working Interest, under those certain oil and gas leases and the property described in Exhibit "A", attached hereto and incorporated herein by this reference, hereinafter referred to as the "Property."

     2. The Assignment of Oil and Gas Lease from KTOC to AROC shall be in a form and content as attached hereto as Exhibit "B" and shall be made without warranty whatsoever expressed, statutory or implied as to description, title, condition, quality, htness for purpose. merchantability, or otherwise, except as to any claims which may be by, through or under KTOC. KTOC shall take such action and shall execute and deliver such deeds, conveyances, bills of sale, assignments, documents and instruments as may be necessarily or reasonably requested by AROC, whether prior or subsequent to Closing, in order to perfect and complete the purchase and sale of the Property as contemplated hereby. If any Property offered hereunder is known to be erroneously described, the description will be corrected on proof of the proper description.

     3. The total consideration to be paid by AROC to KTOC for the purchase and sale of the Property shall be the amount of $22,500 . KTOC acknowledges and agrees that it currently owes AROC this amount for past well charges. AROC agrees to forego payment of these past due invoices as payment of the $22,500 due under this agreement.

     4. Examination and approval by AROC of all titles, abstracts, or notes to the Property and inspection of and a complete inventory of all physical assets contemplated to be transferred. as well as access to all data on file regarding the Property have been completed by AROC as of the date of this agreement.

     5. The purchase and sale of the Property shall be effective as of 7:00 a.m. September 1, 1997 ("Effective Date").

     6. The consummation of the transaction and closing, subject to all of the conditions mentioned herein, shall be held on Oct. 1, 1997 and at a time mutually agreeable to the parties in the office of AROC

     7. AROC shall indemnify KTOC against any and all losses, claims, suits, liabilities and expenses arising with respect to the Property after Effective Date, and KTOC shall indemnify AROC against any and all losses, claims, suits, liabilities and expenses arising with respect to the Property prior to the Effective Date.

     8. AROC agrees to comply with all lease provisions, laws and regulations governing the operation of such wells, inciading those lease provisions, laws, and regulations governing plugging and abandoning of wells and restoration of lease and to indemnify KTOC against any loss or damage associated with a violation of such lease provision, laws, or regulations, which occurs after the Date of Sale.

     9. Taxes for 1997, and all prior year's production taxes, personal property taxes, severance taxes and all other taxes attributable to the Property or production therefrom ("Taxes") will be paid by AROC.

     10. General Provisions.

     10.1 Notices. Any notices or other communications required or permitted to be given hereunder shall be given sufficiently only if in writing and served personally or sent by certified mail, postage prepaid and retum receipt requested, addressed as follows:

     If to AROC:       American Rivers Oil Company - 700 East 9th Avenue -
                       Suite 106 - Denver, Colorado 80203.

     If to  KTOC:      Kariton  Terry - 700 East 9th  Avenue - Suite  106 -
                       Denver, Colorado 80203.

Either party may changes his/its address for purposes of this Agreement by giving wntten notice of such change.

     10.2 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     10.3 Entire Aareement; Modification and Waiver. This Agreement supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to this purchase and sale. Any modification of this Agreement shall be effective only if it is in writing and signed by both parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar nor shall any waiver constitute a continuing waiver No waiver shall be binding unless executed in writing by both parties making the waiver.

     10.4 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable, or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering any such provision inoperative, unenforceable, or invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable, or invalid.

     10 5 Corporate authority. KTOC represents and warrants as of the date hereof that KTOC's execution and delivery of this Agreement to AROC and the carrying out of the provisions hereof have been duly authorized by KTOC's Board of Directors and further represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with the terms and provisions thereof by KTOC wiii result in the breach of any state regulation, administrative or court order, nor will such compliance conflict with, or result in the breach of, any of the terms or conditions of KTOC's Articles of Incorporation or Bylaws, as amended, or any agreement or other instrument to which KTOC is a party, or by which KTOC is or may be bound, or constitute an event of default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

     10.6 Attomey's Fees. In any action at law or in equity to enforce or construe any provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the courts pursuant to a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attomeys' fees incurred by such successful party or parties (including, without limitation, such costs, expenses, and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceedings, such costs, expenses, and attorneys' fees shall be included as part of such judgment.

     10.7 CounterParts. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, this Agreement is executed and made effective as of the date herein stated, and may be executed in counterpart.


ATTEST:                                    KARLTON TERRY OIL COMPANY


/s/  Pam Holley                            /s/  Karlton Terry
-----------------------------              -------------------------------------
                                           Karlton Terry, President



ATTEST:                                    AMERICAN RIVERS OIL COMPANY


/s/  Pam Holley                            /s/  Richard E. Westerberg
-----------------------------              -------------------------------------
                                           Richard E. Westerberg, President

                                    EXHIBIT A
                             SMITH MILLS NORTH FIELD

     The Property shall further include all wells (producing, non-producing, injection and disposal wells), all of the personal property, fixtures, equipment, casing and tubing, compressors, pipelines, meters, production, gathering, treating, processing, compression, dehydration, salt water disposal wells and facilities, and pipeline equipment and facilities, gathering systems, drip facilities, tanks, machinery, equipment, tools, dies, vessels, and other facilities; and all contracts, commitments, agreements, farmouts, operating agreements, joint operating agreements, division orders, production sales contracts, gas processing contracts, surface leases, easements, rights-of-way, and any and all other real and personal property or fixtures relating to, used, useful, or held for use, whether on or off the premises, in connection with the Property, and the oil and gas well.

Known as the Sparkle #1 Unit

Working Interest            17.50%

Net Revenue Interest        14.40596%